UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):        March 26, 2008

Sun-Times Media Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-14164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 10-S, Chicago Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2008, Sun-Times Media Group, Inc. (the “Company”) was notified by NYSE Regulation, Inc. (“NYSE Regulation”) that the Company is not in compliance with the New York Stock Exchange’s (“NYSE”) continued listing standard related to maintaining a consecutive 30-day average closing price for its Class A Common Stock of at or above $1.00 per share.

On March 20, 2008, the 30-day average closing price for the Class A Common Stock was $0.99 per share. Under NYSE rules, the Company has six months to bring its share price and 30-day average closing price above $1.00, during which time the Company’s Class A Common Stock will continue to be listed on the NYSE. If these conditions are not met during the six-month cure period, NYSE Regulation will commence suspension and delisting procedures. The Company intends to notify the NYSE within the required 10 business-day period following the receipt of the notification that the Company intends to cure the price deficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC.
(Registrant)

Date: April 1, 2008	By:	/s/ James D. McDonough
	Name:	James D. McDonough
Title: Vice President, General Counsel
and Secretary